Contacts:

Casey Delaney	Scott Solomon
Acting Chief Financial Officer,	Vice President
Vice President and Controller	Sharon Merrill Associates
LoJack Corporation	(617) 542-5300
(781) 302-4200	LOJN@investorrelations.com

LoJack Reports Financial Results for the Third Quarter of 2014; Appoints New Chief Financial Officer

Financial and Operating Highlights

•	Achieves 8th consecutive quarter at or above retail vehicle industry growth for Domestic Stolen Vehicle Recovery (SVR) business

•	Reports gross margin of 30.9% which includes a provision of $6.5 million for a global quality assurance program. Gross margin net of quality assurance costs is 50.8%

•	Expands telematics offerings in the Fleet market and announces Dealer Inventory Management pilot

•	Announces plan to consolidate LoJack Canadian operations to reduce cost and more closely align with U.S. operations

•	Updates full-year 2014 guidance to reflect soft third quarter, ongoing international market volatility and impact of global quality assurance programs and North American restructuring

•	In a separate news release issued today, the Company announces the hiring of former Chase Corp. CFO & Treasurer Kenneth L. Dumas as Chief Financial Officer

CANTON, Mass. - October 30, 2014 - LoJack Corp. (NASDAQ: LOJN) today reported revenue for the three months ended September 30, 2014 of $32.7 million, compared with $34.8 million for the same quarter of 2013. The 6% decline is largely attributable to a combined $2 million year-over-year decrease in international licensee and Canadian revenue, as well as a shift to the Company’s domestic pre-install program and the declining pool of deferred ancillary revenue from previous years. U.S. Dealer unit sales were up 7% compared with a year ago and contributed to a $0.7 million improvement in product revenue year over year.

Third Quarter 2014 Financial Results
Results for the three months ended September 30, 2014 include:

•
$6.5 million in reserves associated with the Company’s previously disclosed global quality assurance program related to issues affecting some battery powered LoJack units. The reserve was increased in the third quarter to provide for the estimated costs of quality assurance programs in all markets and countries including business to business customers; and

•	$0.8 million in costs related to the elimination of certain positions in the United States, earlier in the quarter, which was part of an expense reduction and restructuring program.
Consolidated third quarter gross profit was $10.1 million, or 30.9% of revenue, compared with $19.0 million, or 54.7% of revenue, for the same period of 2013. Consolidated non-GAAP third quarter gross margin, which excludes $6.5 million in estimated costs for global quality assurance programs, was 50.8% compared with 54.7% consolidated gross margin in Q3 of 2013. The year-over-year gross margin decrease is attributable to lower international revenues, which carry a higher gross margin than domestic revenues. A reconciliation of this non-GAAP financial measure to the most directly comparable GAAP financial measure is set forth in Table 2 of this press release.
Including strategic investment in new products and systems and restructuring costs, total operating expenses were $18.4 million, or 56.3% of revenue, compared with $18.3 million, or 52.5% of revenue, for the third quarter of 2013.
The net loss attributable to the Company for the three months ended September 30, 2014 was $8.2 million, or ($0.45) per share, compared with net income attributable to LoJack of $1.7 million, or $0.09 per diluted share, for the same period of 2013.
Adjusted EBITDA for the third quarter of 2014 was $0.2 million compared with $2.2 million for the comparable period of 2013. The Q3 results fell below expectations and below prior year primarily due to a shortfall in our revenue as discussed above. A reconciliation of this non-GAAP financial measure to the most directly comparable GAAP financial measure is set forth in Table 1 of this press release.

“While LoJack absorbed a significant amount of costs to implement global quality assurance programs and made a number of strategic investments that adversely affected our third quarter results, the operational tenets of our business remain strong,” said Randy Ortiz, LoJack’s Chief Executive Officer and President. “Our core SVR business generates solid profitability and continues to offer growth potential in both our domestic business and abroad. In addition, our new LoJack telematics initiatives are expected to enable us to expand our product offerings by leveraging our brand through our global distribution channel to pursue growth opportunities in the Fleet, Dealer/OEM and Usage Based Insurance Telematics markets. We believe that we are developing the right solutions with the right partners to compete in the “connected car” market, and we are focused on getting these cost issues behind us to provide a clear path for growth going forward.”

LoJack concluded the 2014 third quarter with cash and cash equivalents of $21.2 million and additional borrowing capacity of $10.8 million.
“The volume of our domestic SVR business increased by 7% in the third quarter, marking the eighth consecutive quarter in which the Company has met or exceeded the growth of the broader U.S. domestic retail auto market,” Ortiz said. “SVR growth was driven by our pre-install program (PIP), which has fundamentally changed the way we do business with our customers. Our PIP program, which has created new revenue streams for dealers and made us a more relevant economic partner to the dealer, accounted for 54% of U.S. dealer unit shipments in the third quarter of 2014 compared with 46% in the same period last year.”
International licensee revenue of $5.6 million in the third quarter of 2014 was down approximately $1.8 million from the comparable 2013 period, reflecting ongoing volatility.
Fleet Telematics
“While it is still early in the evolution of our telematics business line, we continue to develop the LoJack Fleet Management opportunity through our national fleet sales organization, our dealer referral program and our alliance partner, TomTom,” Ortiz said. “We have further expanded our Fleet business by entering the commercial asset management market through a new alliance with Denmark’s Trackunit A/S. Named “LoJack Connect for Equipment,” this initiative will be offering telematics solutions for construction equipment that will complement our successful LoJack Stolen Equipment Recovery business. Demand for telematics solutions is growing for early warning of equipment movement, maximization of machine utilization, hours of use tracking, preventative maintenance modules and location on demand. Our Trackunit alliance exemplifies the strategic investment we are making to cultivate the Fleet telematics opportunity. We are investing in product development, expanding our distribution channels and identifying new customers to gain access to a large, underpenetrated and highly fragmented market for telematics products.”
LoJack Inventory Management
We are pleased to announce the deployment of the LoJack Inventory Management System with South Florida’s Braman Motorcars, a top 30 Dealer group. The new inventory management system will deliver an accurate location and key vehicle specifications/systems information across hundreds and in some cases, thousands of vehicles. In addition to using the LoJack Inventory Management System, Braman loads the LoJack Stolen Vehicle Recovery System at their West Palm Beach campus.
Canadian Consolidation
“Today we also are announcing that we are consolidating our Canadian operations to simplify our overall business model by focusing on distribution channels for our current core SVR and Telematics offerings that are more closely aligned to those in the United States,” said Ortiz. “We will be supporting many of those main functions from our operations in the U.S. Moving forward, our Canadian presence and sales activities will be focused on developing our Ontario operations. We expect that this action will reduce our annual cash burn by approximately $2 million beginning in 2016.”
Business Outlook
Based on the Company’s results through the first three quarters of 2014, and its current business outlook, LoJack is revising its full-year 2014 guidance. The Company now expects full-year revenues to be flat to slightly down from its 2013 full-year revenues, and its adjusted EBITDA to be in the range of 3.5% to 1.5% of full-year revenues. This guidance is based on continued uncertainty in the international market and excludes the following expenses: $8.0 million in estimated costs associated with implementing quality assurance programs in all regions and markets, including business to business customers, $4.5 million in restructuring costs in the U.S. and Canada, and $0.7 million of expenses related to the ICMS tax settlement. As of this date, we have filed a claim under our relevant insurance policy to cover costs associated with our global quality assurance programs, but we have not received confirmation from our insurance carrier that this matter will be covered by insurance. On October 20, 2014, we also filed a notice of arbitration with the former battery manufacturer, EVE Energy Co., Ltd., but we cannot predict the ultimate outcome of the case nor the amount of damages, if any, that the Company may be awarded by the arbitration panel.
“We are committed to ensuring that our business is restructured to allow us to build on our foundational, high margin, Stolen Vehicle Recovery business and invest in developing LoJack telematics into a recurring revenue, Software as Service (SaaS) model that unlocks the value of our brand and distribution channels,” Ortiz said. “From an operational standpoint, we believe that the steps we are taking to resolve legacy and other cost structure issues and invest in new products and services will enable us to expand the LoJack Brand beyond stolen vehicle recovery to successfully compete and capture our share of business in these new markets.”
Third Quarter 2014 Conference Call
Randy Ortiz, chief executive officer and president, and Casey Delaney, acting chief financial officer, vice president and controller, will host a conference call and webcast at 8:30 a.m. ET today to discuss details of the Company’s performance for the quarter and the business outlook. The webcast can be accessed by logging on to http://investors.lojack.com/events.cfm. You also can hear the live call by dialing 877-868-1835 (domestic) or 914-495-8581 (international) and using conference ID 17629430. The presentation slides that will be discussed on the conference call are expected to be available this morning, prior to the start of the call. The slides may be downloaded from the Investor Relations section of the LoJack website. An archive of the webcast will be available after the call concludes.
About LoJack Corporation
LoJack Corporation, the company that has helped more than nine million people protect their vehicles in the event of theft over the past 25+ years, today provides safety, security and protection for an ever-growing range of valuable assets and people. Leveraging its core strengths, including its well-known brand, direct integration with law enforcement and Dealer distribution network, LoJack Corporation is expanding into new areas across the continuum from theft deterrence to recovery. The Company is focusing on creating a new level of value for its Dealer, customer and investor communities by delivering innovative offerings and multiple technologies in expanding geographies. For more information, visit www.lojack.com, www.autotheftblog.com, www.youtube.com/lojack, www.twitter.com/LoJackCorp,or www.Facebook.com/LoJackCorp.
Use of Non-GAAP Financial Measures
In addition to financial measures prepared in accordance with generally accepted accounting principles (GAAP), this press release also contains the non-GAAP financial measures: Adjusted EBITDA and non-GAAP gross profit (and the corresponding gross margin percentages.) The Company believes that the inclusion of these non-GAAP financial measures in this press release helps investors to gain a meaningful understanding of changes in the Company's core operating results, and can also help investors who wish to make comparisons between LoJack and other companies on both a GAAP and a non-GAAP basis. LoJack management uses these non-GAAP measures, in addition to GAAP financial measures, as the basis for measuring our core operating performance and comparing such performance to that of prior periods and to the performance of our competitors. These measures are also used by management to assist with their financial and operating decision making.
The non-GAAP financial measures included in this press release are not meant to be considered superior to or a substitute for results of operations prepared in accordance with GAAP. In addition, the non-GAAP financial measures included in this press release may be different from, and therefore may not be comparable to, similar measures used by other companies. Reconciliations of the non-GAAP financial measures used in this press release to the most directly comparable GAAP financial measures are set forth in the text of, and the accompanying tables to, this press release.
Safe Harbor Regarding Forward Looking Statements
From time to time, information provided by the Company or statements made by its employees may contain "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws, which involve risks and uncertainties. You can identify these statements by use of the words "assumes," "believes," "estimates," "expects," "will," "intends," "plans," "projects" and similar expressions that do not relate to historical matters. Any statements in this news release that are not statements of historical fact are forward-looking statements, including, but not limited to, statements concerning (a) the Company's markets, including the domestic auto market and international markets, (b) the Company's strategic initiatives, investments and plans for growth and future operations, including with respect to the Company's telematics initiatives and expansion into the connected car, (c) the Company's pre-install program (d) the development of new products and services, including telematics solutions, (e) expectations for international revenues, (f) the expected costs and expenses associated with the battery performance matter, (g) the Company's future financial performance, including revenue and adjusted EBITDA for the full year and expected cost savings from restructuring activities. Such forward-looking statements are based on a number of assumptions and involve a number of risks and uncertainties, and accordingly, actual results could differ materially. Factors that may cause such differences include, but are not limited to: (1) the continued and future acceptance of the Company's products and services, including the Company's pre-install program and fleet management and other telematics products; (2) the Company's ability to obtain financing from lenders; (3) the outcome of ongoing litigation involving the Company; (4) the rate of growth in the industries of the Company's customers; (5) the presence of competitors with greater technical, marketing, and financial resources; (6) the Company's customers' ability to access the credit markets, including changes in interest rates; (7) the Company's ability to promptly and effectively respond to technological change to meet evolving customer needs; (8) the Company's ability to successfully expand its operations, including through the introduction of new products and services; (9) changes in general economic or geopolitical conditions, including the European debt crisis; (10) conditions in the automotive retail market and the Company's relationships with dealers, licensees, partners, agents and local law enforcement; (11) the expected timing of purchases by the Company's customers; (12) the Company's ability to achieve the expected benefits of its strategic alliances with TomTom and Trackunit; (13) financial and reputational risks related to product quality and liability issues; and (14) trade tensions and governmental regulations and restrictions in Argentina and the Company's other international markets. For a further discussion of these and other significant factors to consider in connection with forward-looking statements concerning the Company, reference is made to the Company's Annual Report on Form 10-K for the year ended December 31, 2013 and the Company's other filings with the Securities and Exchange Commission.
Readers should not place undue reliance on any forward-looking statements, which only speak as of the date made. Except as required by law, the Company undertakes no obligation to release publicly the result of any revision to the forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Table 1 – Adjusted EBITDA Computation

GAAP to Pro Forma Non-GAAP Reconciliation
(in thousands)

	Three Months Ended	Three Months Ended
	September 30, 2014	September 30, 2013
	$	$

Net (loss) income, as reported	(8,174)	1,671
Adjusted for:
Benefit for income taxes	(358)	(887)
Other (expense) income	(209)	34
Operating income (loss)	(8,323)	750
Adjusted for:
Depreciation and amortization	765	881
Stock compensation expense	410	534
Quality assurance program	6,506	—
Restructuring charge	829	—
Adjusted EBITDA	187	2,165

	Nine Months Ended	Nine Months Ended
	September 30, 2014	September 30, 2013
	$	$

Net loss, as reported	(17,148)	(1,320)
Adjusted for:
Benefit for income taxes	(179)	(3,241)
Other (expense) income	(747)	108
Operating loss	(16,580)	(4,669)
Adjusted for:
Depreciation and amortization	2,807	3,098
Stock compensation expense	1,293	1,477
Quality assurance program	8,040	—
Restructuring charge	1,729	—
ICMS tax settlement	707	—
Adjusted EBITDA	(2,004)	(94)

Table 2 – Non-GAAP Gross Margin Percentage Calculation

GAAP to Non-GAAP Gross Margin Percentage Reconciliation
(in thousands)

	Three Months Ended		Three Months Ended
	September 30, 2014		September 30, 2013
	$	Gross Margin %	$	Gross Margin %

Gross profit, as reported	10,086	30.9%	19,027	54.7%
Adjusted for:
Battery evaluation accrual	6,506	19.9%	—	—%
Non-GAAP gross profit	16,592	50.8%	19,027	54.7%

	Nine Months Ended		Nine Months Ended
	September 30, 2014		September 30, 2013
	$	Gross Margin %	$	Gross Margin %

Gross profit, as reported	42,171	43.4%	53,863	54.0%
Adjusted for:
Battery evaluation accrual	8,040	8.3%	—	—%
Non-GAAP gross profit	50,211	51.7%	53,863	54.0%

LoJack Corporation and Subsidiaries
Condensed Consolidated Statement of Operations

(in thousands, except share and per share amounts)

	Three Months Ended September 30,
	2014	2013
	(unaudited)
Revenue	$32,673	$34,796
Cost of goods sold	22,587	15,769
Gross profit	10,086	19,027
Costs and expenses:
Product development	1,834	1,360
Sales and marketing	7,833	7,915
General and administrative	8,054	8,182
Depreciation and amortization	688	820
Total	18,409	18,277
Operating (loss) income	(8,323)	750
Other income (expense):
Interest income	1	25
Interest expense	(110)	(246)
Other, net	(100)	255
Total	(209)	34
(Loss) Income before benefit for income taxes	(8,532)	784
Benefit for income taxes	(358)	(887)
Net (loss) income	(8,174)	1,671
Net (loss) income attributable to noncontrolling interest in consolidated subsidiary	20	11
Net (loss) income attributable to LoJack Corporation	$(8,194)	$1,660

Net (loss) income per diluted share attributable to LoJack Corporation	$(0.45)	$0.09

Weighted average diluted common shares outstanding	18,092,309	18,020,295

LoJack Corporation and Subsidiaries
Condensed Consolidated Statement of Operations

(in thousands, except share and per share amounts)

	Nine Months Ended September 30,
	2014	2013
	(unaudited)
Revenue	$97,216	$99,696
Cost of goods sold	55,045	45,833
Gross profit	42,171	53,863
Costs and expenses:
Product development	4,509	4,026
Sales and marketing	25,172	24,247
General and administrative	26,463	27,345
Depreciation and amortization	2,607	2,914
Total	58,751	58,532
Operating loss	(16,580)	(4,669)
Other income (expense):
Interest income	6	73
Interest expense	(697)	(701)
Other, net	(56)	736
Total	(747)	108
Loss before benefit for income taxes	(17,327)	(4,561)
Benefit for income taxes	(179)	(3,241)
Net loss	(17,148)	(1,320)
Net income (loss) attributable to noncontrolling interest in consolidated subsidiary	(78)	60
Net loss attributable to LoJack Corporation	$(17,070)	$(1,380)

Net loss per diluted share attributable to LoJack Corporation	$(0.95)	$(0.08)

Weighted average diluted common shares outstanding	17,970,653	17,664,875

LoJack Corporation and Subsidiaries
Condensed Consolidated Balance Sheets

(in thousands)

	Sept. 30, 2014	Dec. 31, 2013
	(unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$21,168	$31,983
Restricted cash	—	47
Accounts Receivable, net of allowances of $1,841 and $2,023 respectively	21,045	26,525
Inventories	9,402	7,226
Prepaid and other expenses	3,646	2,253
Prepaid and receivable income taxes	716	186
Deferred income taxes	186	10
Total current assets	56,163	68,230
PROPERTY AND EQUIPMENT, net of accumulated depreciation of $51,458 and $49,235 respectively	15,552	12,600
DEFERRED INCOME TAXES	—	—
INTANGIBLE ASSETS—NET	83	90
GOODWILL	1,245	1,245
OTHER ASSETS—NET	3,917	4,611
TOTAL ASSETS	$76,960	$86,776
LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Short term debt	$—	$274
Accounts payable	5,958	6,875
Accrued and other liabilities	14,964	9,048
Current portion of deferred revenue	8,514	10,270
Accrued compensation	4,784	6,227
Total current liabilities	34,220	32,694
LONG TERM DEBT	10,478	6,000
DEFERRED REVENUE	9,929	10,648
DEFERRED INCOME TAXES	186	10
OTHER ACCRUED LIABILITIES	84	84
ACCRUED COMPENSATION	1,487	1,331
Total liabilities	56,384	50,767
COMMITMENTS AND CONTINGENT LIABILITIES	—	—
EQUITY:
Preferred stock—$.01 par value; authorized, 10,000,000 shares	—	—
Common stock—$.01 par value; authorized, 35,000,000 shares; issued and outstanding 18,771,983 at September 30, 2014 and 18,741,253 at December 31, 2013	187	187
Additional paid-in capital	26,452	25,022
Accumulated other comprehensive income	7,160	6,875
Retained earnings	(13,166)	3,904
Total LoJack Corporation equity	20,633	35,988
Noncontrolling interest in subsidiary	(57)	21
Total equity	20,576	36,009
TOTAL LIABILITIES AND EQUITY	$76,960	$86,776